Exhibit 99.1

News Release

Contacts:

Leslie S. Magee

Chief Financial Officer

225-298-5261

lmagee@he-equipment.com

Jeffrey L. Chastain

Vice President of Investor Relations

225-952-2308

Jchastain@he-equipment.com

H&E Equipment Services, Inc. Reports

Fourth Quarter and Full Year 2021 Results

BATON ROUGE, Louisiana -- (February 24, 2022) -- H&E Equipment Services, Inc. (NASDAQ: HEES) (“H&E”, the “Company”) today announced results for the fourth quarter and full year ended December 31, 2021, highlighting the excellent quarter and year-over-year performance as strong business activity and strategic initiatives advanced results. On October 1, 2021, the Company sold its crane business, (the “Crane Sale”). All results and comparisons for the periods reported are presented on a continuing operations basis with the Crane Sale reported as discontinued operations in certain statements and schedules accompanying this report.

FOURTH QUARTER 2021 SUMMARY

•
Revenues increased 5.1% in the fourth quarter of 2021 to $281.3 million compared to $267.7 million in the fourth quarter of 2020.
•
Net income was $21.7 million in the fourth quarter of 2021 compared to a net loss of $21.3 million in the fourth quarter of 2020, which included a non-recurring pre-tax charge totaling $44.6 million associated with the early extinguishment of debt. Adjusting for the non-recurring item, the Company would have reported net income of $12.3 million in the fourth quarter of 2020. The effective income tax rate was 25.8% in the fourth quarter of 2021 compared to a tax benefit of 26.3% in the fourth quarter of 2020, or an effective tax rate of 21.7% following adjustment for the non-recurring item.
•
Adjusted EBITDA increased 18.4% in the fourth quarter of 2021 to $110.4 million compared to $93.3 million in the fourth quarter of 2020, yielding a margin of 39.3% of revenues compared to 34.8% over the same period of comparison.

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H&E Equipment Services Reports Fourth Quarter 2021 Results

February 24, 2022

•
Total equipment rental revenues for the fourth quarter of 2021 were $203.7 million, an increase of $40.8 million, or 25.1%, compared to $162.9 million in the fourth quarter of 2020. Rental revenues for the fourth quarter of 2021 were $182.0 million, an increase of $36.0 million, or 24.7%, compared to $146.0 million in the fourth quarter of 2020.
•
Used equipment sales decreased 34.3% in the fourth quarter of 2021 to $29.5 million compared to $44.9 million in the same quarter of 2020. Margins in the fourth quarter improved to 39.3% compared to 31.6% a year ago.
•
New equipment sales totaled $22.5 million in the fourth quarter of 2021, a decline of 33.3% when compared to $33.8 million in the fourth quarter of 2020.
•
Gross margin improved to 42.0% in the fourth quarter of 2021 compared to 35.2% in the same quarter of 2020.
•
Total equipment rental gross margins were 46.3% in the fourth quarter of 2021 compared to 40.7% in the same quarter of 2020. Rental gross margins were 51.7% compared to 45.5% over the same period of comparison.
•
Average time utilization (based on original equipment cost) in the fourth quarter of 2021 was 73.1% compared to 65.6% in the same quarter in 2020 and 71.9% in the third quarter of 2021. The Company’s rental fleet based on original acquisition cost ended 2021 at approximately $1.9 billion, representing a 10.0% increase from 2020.
•
Average rental rates improved 4.7% in the fourth quarter of 2021 when compared to a year ago and 1.5% when compared to the third quarter of 2021.
•
Dollar utilization improved to 39.3% in the fourth quarter of 2021 compared to 34.1% in the fourth quarter of 2020.
•
Average rental fleet age on December 31, 2021, was 40.3 months compared to an industry average age of 53.0 months.
•
Paid regular quarterly cash dividend of $0.275 per share of common stock.

Commenting on the significant drivers of fourth quarter performance, Brad Barber, Chief Executive Officer of H&E Equipment Services, Inc. stated, “Strong customer demand for our rental fleet persisted well into the final quarter of 2021, resulting in higher average physical utilization and rental rate appreciation. Fourth quarter average physical utilization of 73.1% was exceptional, representing a 750 and 440 basis point improvement when compared to average utilization measures in the same quarters of 2020 and 2019, respectively, while it was 120 basis points above the third quarter of 2021. Accompanying the strong average utilization was an improvement in rental rates of 4.7% when compared to the fourth quarter of 2020, representing a gain of 1.5% on a sequential quarterly basis. With the advances in these critical industry benchmarks, we reported sequential quarterly improvement in rental revenues and adjusted EBITDA while demonstrating excellence throughout the operation.”

Addressing the strong industry dynamics, Mr. Barber noted, “Favorable industry trends remain in place, providing abundant opportunities for growth in 2022. Of note, feedback from our customers suggests elevated equipment rental demand is likely to persist through 2022 with broadening activity in the non-residential construction and industrial end markets. Strong performance in 2021 of key industry measures of future construction activity support the likelihood for further expansion in 2022 of these important end markets. In addition, the recently passed Bipartisan Infrastructure Bill is expected to supplement demand for our fleet as our customers outline growing needs in 2022 ahead of government appropriation. Finally, the planned growth of our equipment rental fleet in 2022 underscores our confidence in a fundamentally robust cycle. Following 2021 gross capital expenditures of $437 million, gross expenditures in 2022 are expected to range from $550 million to $600 million, representing the largest annual gross spend in the Company’s history. The spending increase of near 40% year-over-year is expected to position H&E to meet intensified customer demand in 2022 and beyond.”

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H&E Equipment Services Reports Fourth Quarter 2021 Results

February 24, 2022

Concluding, Mr. Barber emphasized the success of H&E’s strategic execution, stating, “During 2021, we took important strategic steps to advance the transformation of H&E to a pure play rental business. These steps included continued investment in our rental fleet, which grew 10.0% in 2021, and the steady expansion of our branch network, as we added 10 new locations in regions with promising growth prospects. At the same time, we significantly reduced our exposure to the distribution business, ending the year as a pure play rental operation in 23 of the 24 states where we currently operate. As we enter 2022, successful execution of strategic initiatives has improved H&E’s competitive position in the equipment rental industry. Our young and versatile fleet is growing, and in 2022 we should experience the largest gross investment in our Company’s 60-year history. Also, we expect our geographic footprint to expand in 2022 with our branch count expected to grow by more than 10 locations, including two new branches expected to be added in the first quarter that will provide increased access to new customers in expanding markets. Finally, our consolidated focus on rental operations has positioned the Company for higher and increasingly more stable revenues through the cycle with margin appreciation. Meanwhile, our financial capacity, as evidenced by a conservative balance sheet and excellent liquidity position, provides a strong avenue for strategic growth.”

FINANCIAL DISCUSSION FOR FOURTH QUARTER 2021

Revenue

Total revenues increased 5.1% to $281.3 million in the fourth quarter of 2021 from $267.7 million in the fourth quarter of 2020. Total equipment rental revenues increased 25.1% to $203.7 million compared to $162.9 million in the fourth quarter of 2020. Rental revenues increased 24.7% to $182.0 million compared to $146.0 million in the fourth quarter of 2020. Used equipment sales decreased 34.3% to $29.5 million compared to $44.9 million in the same quarter of 2020. New equipment sales decreased 33.3% to $22.5 million compared to $33.8 million in the same quarter of 2020. Parts sales of $15.7 million were unchanged from the fourth quarter of 2020 while service revenues of $8.3 million decreased 4.6% compared to $8.7 million over the same period of comparison.

Gross Profit

Gross profit increased 25.6% in the fourth quarter of 2021 to $118.2 million compared to $94.1 million in the fourth quarter of 2020. Gross margin of 42.0% for the fourth quarter of 2021 compared to 35.2% for the fourth quarter of 2020. On a segment basis, gross margin on total equipment rentals was 46.3% in the fourth quarter of 2021 compared to 40.7% in the fourth quarter of 2020. Rental margins were 51.7% compared to 45.5% over the same period of comparison. On average, rental rates in the fourth quarter of 2021 were 4.7% better than rates in the fourth quarter of 2020. Time utilization (based on original equipment cost) was 73.1% in the fourth quarter of 2021 compared to 65.6% in the fourth quarter of 2020. Gross margins on used equipment sales were 39.3%, up from 31.6% over the same period of comparison. Gross margins on new equipment sales improved to 14.5% in the fourth quarter of 2021 compared to 10.2% in the fourth quarter of 2020. Gross margins on parts sales and service revenues were 25.8% and 63.5%, respectively, in the fourth quarter of 2021 and compared to gross margins of 25.9% and 67.6%, respectively, over the same period of comparison.

Rental Fleet

At the end of the fourth quarter of 2021, the original acquisition cost of the Company’s rental fleet was approximately $1.9 billion, which represented a 10.0%, or $169.7 million increase from the end of the fourth quarter of 2020. Dollar utilization for the fourth quarter of 2021 improved to 39.3% compared to 34.1% in the fourth quarter of 2020.

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H&E Equipment Services Reports Fourth Quarter 2021 Results

February 24, 2022

Selling, General and Administrative Expenses

SG&A expenses for the fourth quarter of 2021 were $76.9 million, an increase of $11.4 million, or 17.4%, compared to $65.5 million in the fourth quarter of 2020. The higher expenses were primarily due to a $9.2 million increase in employee salaries, wages, incentive compensation related to increased profitability, payroll taxes and related employee benefits, a $1.4 million increase in facilities and promotional expenses, and a $0.7 million increase in professional fees. These items were partially offset by a $0.5 million decrease in supplies. SG&A expenses in the fourth quarter of 2021 as a percentage of total revenues were 27.3% compared to 24.4% in the fourth quarter of 2020. Approximately $3.7 million of SG&A expenses in the fourth quarter of 2021 were attributable to warm start branches opened since the fourth quarter of 2020.

Income from Operations

Income from operations for the fourth quarter of 2021 was $41.6 million, or 14.8% of revenues, compared to $30.1 million, or 11.2% of revenues.

Interest Expense

Interest expense was $13.5 million for the fourth quarter of 2021, a reduction of 12.0% when compared to $15.3 million for the fourth quarter of 2020.

Net Income

Net income in the fourth quarter of 2021 was $21.7 million, or $0.59 per diluted share, compared to a loss in the fourth quarter of 2020 of $21.3 million, or $0.59 per diluted share. Adjusting for the previously noted non-recurring charge, the Company would have reported net income for the fourth quarter of 2020 of $12.3 million, or $0.34 per diluted share. The effective income tax rate for the fourth quarter of 2021 was 25.8% compared to a tax benefit of 26.3% in the same quarter of 2020, or an effective tax rate of 21.7%, when adjusted for the non-recurring item.

Adjusted EBITDA

Adjusted EBITDA in the fourth quarter of 2021 increased 18.4% to $110.4 million, or 39.3% of revenues compared to $93.3 million, or 34.8% of revenues, in the fourth quarter of 2020.

FINANCIAL DISCUSSION FOR THE YEAR ENDED DECEMBER 31, 2021

Full-year results for 2020 include non-recurring pre-tax charges of $55.7 million, resulting from an interim goodwill impairment charge (first quarter), and $44.6 million associated with the early extinguishment of debt (fourth quarter).

Revenue

Revenues totaled $1.1 billion, an increase of $55.8 million, or 5.5% when compared to $1.0 billion in 2020. Total equipment rental revenues increased 13.2% to $729.7 million compared to $644.4 million in 2020. Rental revenues increased 12.4% to $653.0 million compared to $581.1 million in 2020. Used equipment sales decreased 3.2% to $135.2 million from $139.8 million in the previous year. New equipment sales decreased 18.5% to $92.7 million compared to $113.7 million in the previous year. Parts sales declined modestly to $65.6 million from $65.9 million in 2020 while service revenues decreased 8.2% to $33.0 million from $36.0 million in the previous year.

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H&E Equipment Services Reports Fourth Quarter 2021 Results

February 24, 2022

Gross Profit

Gross profit increased 16.3%, or $58.3 million, to $415.4 million in 2021 from $357.1 million in 2020. Gross margin improved 360 basis points in 2021 to 39.1% compared to 35.5% for 2020. On a segment basis, gross margin on total equipment rentals was 43.3% compared to 40.0% in 2020. Rental margins were 48.4% compared to 44.4% in the previous year. On average, 2021 rental rates increased 0.9% compared to 2020. In 2021, time utilization (based on original equipment cost) was 69.7% compared to 62.9% a year ago. Gross margins on used equipment sales improved to 36.2% compared to 32.2% in the previous year. Gross margins on new equipment sales were 12.8% compared to 10.7% in the previous year. Gross margins on parts sales were 26.3% compared to 26.9% a year ago while gross margins on service revenues were 66.0% in 2021 compared to 68.0% in 2020.

Selling, General and Administrative Expenses

SG&A expenses for 2021 were $290.1 million compared to $265.9 million in 2020, an increase of $24.2 million, or 9.1%. The increase was primarily attributable to a $24.1 million increase in employee salaries, wages, incentive compensation, payroll taxes, and related employee benefits, a $3.1 million increase in facilities expense following the addition of 10 new branches, and a $1.3 million increase in utilities expense. These items were partially offset by a $2.1 million reduction in bad debt expense, and a $1.7 million decline in liability insurance costs. Expenses related to new branch expansion increased $13.2 million compared to a year ago. In 2021, SG&A expenses as a percentage of total revenues were 27.3% compared to 26.4% a year ago.

Income from Operations

Income from operations in 2021 totaled $132.3 million, or 12.5% of revenues, compared $43.4 million, or 4.3% of revenues in 2020. Adjusting for the previously noted non-recurring item relating to the impairment of goodwill, income from operations in 2020 would have been $99.1 million, or 9.8% of revenues.

Interest Expense

Interest expense in 2021 was $53.8 million, a 13.0% decline from $61.8 million in the previous year.

Net Income (Loss)

Net income in 2021 totaled $60.6 million, or $1.66 per diluted share, compared to a net loss in 2020 of $46.4 million, or $1.29 per diluted share. Adjusting for the previously noted non-recurring items, net income in 2020 would have been $31.5 million, or $0.87 per diluted share. The effective income tax rate in 2021 was 25.9% compared to a tax benefit in 2020 of 22.4%, or an effective tax rate of 22.2% when adjusted for the non-recurring items.

Adjusted EBITDA

Adjusted EBITDA for 2021 was $394.3 million compared to $359.4 million in 2020. Adjusted EBITDA in 2021 as a percentage of revenues was 37.1% compared to 35.7% in 2020.

Non-GAAP Financial Measures

This press release contains certain Non-GAAP measures (EBITDA, Adjusted EBITDA, Adjusted Income from Operations, Adjusted Net Income (Loss), Adjusted Net Income (Loss) per share and the disaggregation of equipment rental revenues and cost of sales numbers) detailed below. Please refer to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2022, for a description of these measures and of our use of these measures. These measures as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these Non-GAAP measures are not a measurement of financial performance or liquidity under GAAP and should not be considered as alternatives to the Company's other financial information determined under GAAP.

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H&E Equipment Services Reports Fourth Quarter 2021 Results

February 24, 2022

Conference Call

The Company’s management will hold a conference call to discuss fourth quarter 2021 results today, February 24, 2022, at 10:00 a.m. (Eastern Time). To listen to the call, participants should dial 844-887-9400 approximately 10 minutes prior to the start of the call. A telephonic replay will become available after 1:00 p.m. (Eastern Time) on February 24, 2022, and will continue through March 3, 2022, by dialing 877-344-7529 and entering the confirmation code 2971254.

A live broadcast of the Company’s quarterly conference call will be available online at www.he-equipment.com on February 24, 2022, beginning at 10:00 a.m. (Eastern Time) and will remain available for 30 days. Related presentation materials will be posted to the “Investor Relations” section of the Company’s web site at www.he-equipment.com prior to the call. The presentation materials will be in Adobe Acrobat format.

About H&E Equipment Services, Inc.

Founded in 1961, H&E Equipment Services, Inc. is one of the largest rental equipment companies in the nation. The Company’s fleet is among the industry’s youngest and most versatile with a superior equipment mix comprised of aerial work platforms, earthmoving, material handling, and other general and specialty lines. H&E serves a diverse set of end markets in many high-growth geographies including branches throughout the Pacific Northwest, West Coast, Intermountain, Southwest, Gulf Coast States, Southeast, and Mid-Atlantic regions.

Forward-Looking Statements

Statements contained in this press release that are not historical facts, including statements about H&E’s beliefs and expectations, are “forward-looking statements” within the meaning of the federal securities laws. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend”, “foresee” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: (1) risks related to the impact of the COVID-19 global pandemic, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response to the pandemic, material delays and cancellations of construction or infrastructure projects, labor shortages, supply chain disruptions and other impacts to the business; (2) general economic conditions and construction and industrial activity in the markets where we operate in North America; (3) our ability to forecast trends in our business accurately, and the impact of economic downturns and economic uncertainty in the markets we serve (including as a result of current uncertainty due to COVID-19 and inflation); (4) trends in oil and natural gas could adversely affect the demand for our services and products; (5) the impact of conditions in the global credit and commodity markets (including as a result of current volatility and uncertainty in credit and commodity markets due to COVID-19) and their effect on construction spending and the economy in general; (6) relationships with equipment suppliers; (7) increased maintenance and repair costs as we age our fleet and decreases in our equipment’s residual value; (8) our indebtedness; (9) risks associated with the expansion of our business and any potential acquisitions we may make, including any related capital expenditures, or our inability to consummate such acquisitions; (10) our possible inability to integrate any businesses we acquire; (11) competitive pressures; (12) security breaches and other disruptions in our information technology systems; (13) adverse weather events or natural disasters; (14) compliance with laws and regulations, including those relating to environmental matters, corporate governance matters and tax matters, as well as any future changes to such laws and regulations; and (15) other factors discussed in our public filings, including the risk factors included in the Company’s most recent

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H&E Equipment Services Reports Fourth Quarter 2021 Results

February 24, 2022

Annual Report on Form 10-K. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release, whether as a result of any new information, future events or otherwise. These statements are based on the current beliefs and assumptions of H&E’s management, which in turn are based on currently available information and important, underlying assumptions. Investors, potential investors, security holders and other readers are urged to consider the above-mentioned factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

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H&E Equipment Services Reports Fourth Quarter 2021 Results

February 24, 2022

H&E EQUIPMENT SERVICES, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited) (Amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenues:
Equipment rentals	$203,686	$162,882	$729,700	$644,445
Used equipment sales	29,499	44,879	135,245	139,769
New equipment sales	22,516	33,751	92,677	113,708
Parts sales	15,684	15,684	65,623	65,881
Service revenues	8,340	8,744	33,034	35,989
Other	1,527	1,780	6,518	7,183
Total revenues	281,252	267,720	1,062,797	1,006,975

Cost of revenues:
Equipment rentals
Rental depreciation	59,467	54,524	227,772	225,424
Rental expense	28,465	25,034	109,365	97,604
Rental other	21,540	17,026	76,934	63,909
	109,472	96,584	414,071	386,937
Used equipment sales	17,897	30,680	86,323	94,799
New equipment sales	19,246	30,303	80,822	101,501
Parts sales	11,631	11,623	48,346	48,131
Service revenues	3,044	2,830	11,237	11,525
Other	1,739	1,583	6,635	7,019
Total cost of revenues	163,029	173,603	647,434	649,912

Gross Profit	118,223	94,117	415,363	357,063

Selling, general, and administrative expenses	76,870	65,452	290,129	265,894
Merger and other	547	195	662	503
Gain on sales of property and equipment, net	(797)	(1,592)	(7,748)	(8,410)
Impairment of goodwill	–	–	–	55,664

Income from Operations	41,603	30,062	132,320	43,412

Interest expense	(13,460)	(15,301)	(53,758)	(61,790)
Other income, net	1,136	928	3,162	3,184
Loss on early extinguishment of debt	–	(44,630)	–	(44,630)
Income (loss) from continuing operations before provision (benefit) for income taxes	29,279	(28,941)	81,724	(59,824)
Provision (benefit) for income taxes	7,549	(7,608)	21,160	(13,428)

Net income (loss) from continuing operations	$21,730	$(21,333)	$60,564	$(46,396)

Discontinued Operations:
Income from discontinued operations before provision (benefit) for income taxes	41,702	5,729	55,948	18,438
Provision (benefit) for income taxes	10,346	(987)	13,972	4,709
Net income from discontinued operations	$31,356	$6,716	$41,976	$13,729

Net income (loss)	$53,086	$(14,617)	$102,540	$(32,667)

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H&E Equipment Services Reports Fourth Quarter 2021 Results

February 24, 2022

H&E EQUIPMENT SERVICES, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited) (Amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
NET INCOME (LOSS) PER SHARE:
From continuing operations per common share:
Basic	$0.60	$(0.59)	$1.67	$(1.29)
Diluted	$0.59	$(0.59)	$1.66	$(1.29)
From discontinued operations per common share:
Basic	$0.86	$0.19	$1.16	$0.38
Diluted	$0.86	$0.19	$1.15	$0.38
Net income (loss) per common share:
Basic	$1.46	$(0.40)	$2.83	$(0.91)
Diluted	$1.45	$(0.40)	$2.81	$(0.91)
Weighted average common shares outstanding:
Basic	36,347	36,161	36,261	36,067
Diluted	36,544	36,161	36,451	36,067
Dividends declared per common share	$0.275	$0.275	$1.10	$1.10

H&E EQUIPMENT SERVICES, INC.
SELECTED BALANCE SHEET DATA (unaudited)
(Amounts in thousands)

	December 31,	December 31,
	2021	2020
Cash	$357,296	$310,882
Rental equipment, net	1,116,456	989,423
Assets held for sale	–	121,455
Total assets	2,080,447	1,980,484
Total debt (1)	1,250,000	1,250,305
Total liabilities	1,777,065	1,742,251
Stockholders’ equity	303,382	238,233
Total liabilities and stockholders’ equity	$2,080,447	$1,980,484

(1)
Total debt consists of the aggregate amounts on the senior unsecured notes and finance lease obligations.

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H&E Equipment Services Reports Fourth Quarter 2021 Results

February 24, 2022

H&E EQUIPMENT SERVICES, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share amounts)

	Three Months Ended December 31,
	2021			2021
	As Reported	Adjustment		As Adjusted
Gross profit	$118,223	$–		$118,223
Selling, general and administrative expenses	76,870	–		76,870
Impairment of goodwill	–	–		–
Gain on sale of property and equipment, net	(797)	–		(797)
Merger and other	547	–		547
Income from continuing operations	41,603	–		41,603
Interest expense	(13,460)	–		(13,460)
Other income, net	1,136	–		1,136
Income from continuing operations before provision for income taxes	29,279	–		29,279
Provision for income taxes	7,549	–		7,549
Net income from continuing operations	$21,730	$–		$21,730

Income (loss) from discontinued operations before provision (benefit) for income taxes	41,702	(42,072)	(1)	(370)
Provision (benefit) for income taxes	10,346	(10,437)		(91)
Net income (loss) from discontinued operations	$31,356	$(31,635)		$(279)

Net income (loss)	$53,086	$(31,635)		$21,451

(1)
Adjustment consists of gain on sale of discontinued operations.

	Three Months Ended December 31,
	2021		2021
	As Reported	Adjustment	As Adjusted
NET INCOME (LOSS) PER SHARE (1)
Basic – Net income from continuing operations per common share:	$0.60	$–	$0.60
Basic – Net income (loss) from discontinued operations per common share:	$0.86	$(0.87)	$(0.01)
Basic – Net income per common share:	$1.46	$(0.87)	$0.59
Basic – Weighted average common shares outstanding:	36,347	36,347	36,347

Diluted – Net income from continuing operations per common share:	$0.59	$–	$0.59
Diluted – Net income (loss) from discontinued operations per common share:	$0.86	$(0.87)	$(0.01)
Diluted – Net income per common share:	$1.45	$(0.87)	$0.59
Diluted – Weighted average common shares outstanding:	36,544	36,544	36,544

(1)
Because of the method used in calculating per share data, the summation of the above per share data may not necessarily total to the as adjusted per share data.

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H&E Equipment Services Reports Fourth Quarter 2021 Results

February 24, 2022

H&E EQUIPMENT SERVICES, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share amounts)

	Twelve Months Ended December 31,
	2021			2021
	As Reported	Adjustment		As Adjusted
Gross profit	$415,363	$–		$415,363
Selling, general and administrative expenses	290,129	–		290,129
Impairment of goodwill	–	–		–
Gain on sale of property and equipment, net	(7,748)	–		(7,748)
Merger and other	662	–		662
Income from continuing operations	132,320	–		132,320
Interest expense	(53,758)	–		(53,758)
Other income, net	3,162	–		3,162
Income from continuing operations before provision for income taxes	81,724	–		81,724
Provision for income taxes	21,160	–		21,160
Net income from continuing operations	$60,564	$–		$60,564

Income from discontinued operations before provision for income taxes	55,948	(42,072)	(1)	13,876
Provision for income taxes	13,972	(10,437)		3,535
Net income from discontinued operations	$41,976	$(31,635)		$10,341

Net income	$102,540	$(31,635)		$70,905

(1)
Adjustment consists of gain on sale of discontinued operations.

	Twelve Months Ended December 31,
	2021		2021
	As Reported	Adjustment	As Adjusted
NET INCOME PER SHARE (1)
Basic – Net income from continuing operations per common share:	$1.67	$–	$1.67
Basic – Net income from discontinued operations per common share:	$1.16	$(0.87)	$0.29
Basic – Net income per common share:	$2.83	$(0.87)	$1.96
Basic – Weighted average common shares outstanding:	36,261	36,261	36,261

Diluted – Net income from continuing operations per common share:	$1.66	$–	$1.66
Diluted – Net income from discontinued operations per common share:	$1.15	$(0.87)	$0.28
Diluted – Net income per common share:	$2.81	$(0.87)	$1.95
Diluted – Weighted average common shares outstanding:	36,451	36,451	36,451

(1)
Because of the method used in calculating per share data, the summation of the above per share data may not necessarily total to the as adjusted per share data.

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H&E Equipment Services Reports Fourth Quarter 2021 Results

February 24, 2022

H&E EQUIPMENT SERVICES, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share amounts)

	Three Months Ended December 31,
	2020		2020
	As Reported	Adjustment	As Adjusted
Gross profit	$94,117	$–	$94,117
Selling, general and administrative expenses	65,452	–	65,452
Impairment of goodwill	–	–	–
Gain on sale of property and equipment, net	(1,592)	–	(1,592)
Merger and other	195	–	195
Income from continuing operations	30,062	–	30,062
Interest expense	(15,301)	–	(15,301)
Loss on early extinguishment of debt	(44,630)	44,630	–
Other income, net	928	–	928
Income (loss) from continuing operations before provision (benefit) for income taxes	(28,941)	44,630	15,689
Provision (benefit) for income taxes	(7,608)	11,016	3,408
Net income (loss) from continuing operations	$(21,333)	$33,614	$12,281

Income from discontinued operations before provision (benefit) for income taxes	5,729	–	5,729
Provision (benefit) for income taxes	(987)	2,364	1,377
Net income from discontinued operations	$6,716	$(2,364)	$4,352

Net income (loss)	$(14,617)	$31,250	$16,633

	Three Months Ended December 31,
	2020		2020
	As Reported	Adjustment	As Adjusted
NET INCOME (LOSS) PER SHARE (1)
Basic – Net income (loss) from continuing operations per common share:	$(0.59)	$0.93	$0.34
Basic – Net income from discontinued operations per common share:	$0.19	$(0.07)	$0.12
Basic – Net income (loss) per common share:	$(0.40)	$0.86	$0.46
Basic – Weighted average common shares outstanding:	36,161	36,161	36,161

Diluted – Net income (loss) from continuing operations per common share:	$(0.59)	$0.93	$0.34
Diluted – Net income from discontinued operations per common share:	$0.19	$(0.07)	$0.12
Diluted – Net income (loss) per common share:	$(0.40)	$0.86	$0.46
Diluted – Weighted average common shares outstanding:	36,161	36,300	36,300

(1)
Because of the method used in calculating per share data, the summation of the above per share data may not necessarily total to the as adjusted per share data.

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H&E Equipment Services Reports Fourth Quarter 2021 Results

February 24, 2022

H&E EQUIPMENT SERVICES, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share amounts)

	Twelve Months Ended December 31,
	2020			2020
	As Reported	Adjustment		As Adjusted
Gross profit	$357,063	$–		$357,063
Selling, general and administrative expenses	265,894	–		265,894
Impairment of goodwill	55,664	(55,664)		–
Gain on sale of property and equipment, net	(8,410)	–		(8,410)
Merger and other	503	–		503
Income from continuing operations	43,412	55,664		99,076
Interest expense	(61,790)	–		(61,790)
Loss on early extinguishment of debt	(44,630)	44,630		–
Other income, net	3,184	–		3,184
Income (loss) from continuing operations before provision (benefit) for income taxes	(59,824)	100,294		40,470
Provision (benefit) for income taxes	(13,428)	22,421		8,993
Net income (loss) from continuing operations	$(46,396)	$77,873		$31,477

Income from discontinued operations before provision for income taxes	18,438	6,330	(1)	24,768
Provision for income taxes	4,709	1,388		6,097
Net income from discontinued operations	$13,729	$4,942		$18,671

Net income (loss)	$(32,667)	$82,815		$50,148

(1)
Adjustment consists of impairment of goodwill from discontinued operations.

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H&E Equipment Services Reports Fourth Quarter 2021 Results

February 24, 2022

	Twelve Months Ended December 31,
	2020		2020
	As Reported	Adjustment	As Adjusted
NET INCOME (LOSS) PER SHARE (1)
Basic – Net income (loss) from continuing operations per common share:	$(1.29)	$2.16	$0.87
Basic – Net income from discontinued operations per common share:	$0.38	$0.14	$0.52
Basic – Net income (loss) per common share:	$(0.91)	$2.30	$1.39
Basic – Weighted average common shares outstanding:	36,067	36,067	36,067

Diluted – Net income (loss) from continuing operations per common share:	$(1.29)	$2.15	$0.87
Diluted – Net income from discontinued operations per common share:	$0.38	$0.14	$0.52
Diluted – Net income (loss) per common share:	$(0.91)	$2.29	$1.39
Diluted – Weighted average common shares outstanding:	36,067	36,185	36,185

(1)
Because of the method used in calculating per share data, the summation of the above per share data may not necessarily total to the as adjusted per share data.

- MORE -

H&E Equipment Services Reports Fourth Quarter 2021 Results

February 24, 2022

H&E EQUIPMENT SERVICES, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Net Income (loss)	$53,086	$(14,617)	$102,540	$(32,667)
Net income from discontinued operations	31,356	6,716	41,976	13,729
Net income (loss) from continuing operations	21,730	(21,333)	60,564	(46,396)
Interest Expense	13,460	15,301	53,758	61,790
Provision (benefit) for income taxes	7,549	(7,608)	21,160	(13,428)
Depreciation	66,153	61,087	254,158	252,681
Amortization of intangibles	992	991	3,970	3,987

EBITDA from continuing operations	$109,884	$48,438	$393,610	$258,634

Merger and other	547	195	662	503
Loss on early extinguishment of debt	-	44,630	-	44,630
Impairment of goodwill	-	-	-	55,664

Adjusted EBITDA from continuing operations	$110,431	$93,263	$394,272	$359,431

Net income from discontinued operations	$31,356	$6,716	$41,976	$13,729
Provision (benefit) for income taxes	10,346	(987)	13,972	4,709
Depreciation	–	2,609	4,803	10,649

EBITDA from discontinued operations	$41,702	$8,338	$60,751	$29,087
Merger and other	370	-	2,065	-
Gain from sale of discontinued operations	(42,072)	-	(42,072)	-
Impairment of goodwill	-	-	-	6,330
Adjusted EBITDA from discontinued operations	$-	$8,338	$20,744	$35,417

Adjusted EBITDA	$110,431	$101,601	$415,016	$394,848

- MORE -

H&E Equipment Services Reports Fourth Quarter 2021 Results

February 24, 2022

H&E EQUIPMENT SERVICES, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

RENTAL
Equipment rentals (1)	$181,993	$145,961	$653,004	$581,144
Rentals other	21,693	16,921	76,696	63,301
Total equipment rentals	203,686	162,882	729,700	644,445

RENTAL COST OF SALES
Rental depreciation	59,467	54,524	227,772	225,424
Rental expense	28,465	25,034	109,365	97,604
Rental other	21,540	17,026	76,934	63,909
Total rental cost of sales	109,472	96,584	414,071	386,937

RENTAL REVENUES GROSS PROFIT (LOSS)
Equipment rentals	94,061	66,403	315,867	258,116
Rentals other	153	(105)	(238)	(608)
Total rental revenues gross profit	$94,214	$66,298	$315,629	$257,508

RENTAL REVENUES GROSS MARGIN
Equipment rentals	51.7%	45.5%	48.4%	44.4%
Rentals other	0.7%	-0.6%	-0.3%	-1.0%
Total rental revenues gross margin	46.3%	40.7%	43.3%	40.0%

(1)
Pursuant to SEC Regulation S-X, our equipment rental revenues are aggregated and presented in our unaudited consolidated statements of operations in this press release as a single line item, “Equipment Rentals.” The above table disaggregates our equipment rental revenues for discussion and analysis purposes only.

-End-